                                                                Exhibit (b)(4)


February 22, 1999                           Highly Confidential

---------------------------------------------------------------



PROJECT CATALOG

SUMMARY OF BRYLANE ANALYSIS

BY PINAULT-PRINTEMPS-REDOUTE








JP MORGAN

The information in this presentation is based upon Brylane and PPR management forecasts and reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of Brylane or PPR or which was otherwise reviewed by us. In addition, our analyses are not and do not purport to be appraisals of the assets, stock, or business of Brylane. This presentation is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by J.P. Morgan. Neither this presentation nor any of its contents may be used for any other purpose without the prior written consent of J.P. Morgan.

JPMORGAN

                                                             Highly Confidential

DISCUSSION OUTLINE
--------------------------------------------------------------------------------

- PPR HAS REFINED ITS ANALYSIS FOLLOWING DISCUSSIONS WITH BRYLANE MANAGEMENT

- Valuation implications


JPMORGAN

                                                             Highly Confidential

STRATEGIC CONCERNS
--------------------------------------------------------------------------------


- FY98 operating performance below expectations
  - FY98 actual earnings approximately 25% below current Street estimates notwithstanding 58% downward revision in analyst earnings estimates since August of 1998

- Brylane management projects extremely rapid recovery from the challenges that Brylane faced in FY98
  - FY99 operating profit is forecast to grow 24% over (pre-reserve) FY98 levels
  - West Bridgewater operating profit is forecast to grow 61% over (pre-reserve) FY98 levels

- Apparent acknowledgment by some senior Brylane management of risks inherent in FY99 budget
  - 50% probability of achieving budget

- Higher capital expenditure requirements in FY00 through FY02

- Brylane management's characterization of increasing competition in core markets

JPMorgan

                                                             Highly Confidential

OPERATING RISKS
--------------------------------------------------------------------------------

- The operating performance of the West Bridgewater division in the second half of FY98 is of particular concern
  - Average revenue per order on customer sales off over 20% from the prior year
  - Response rates on customer sales, reactivations and prospects off 9%, 22% and 17% over prior year, respectively
  - Gross margin (before inventory adjustment) of 44.1% compared to 46.3% in 2H97
  - Operating income (before inventory adjustment) of $(1.5)MM compared to $32.5MM one year prior

- The short-term nature of the company's contract with Sears represents a considerable risk
  - Accounts for approximately 18.7% of 2H98 operating profit and 11.5% of FY98 operating profit


JPMorgan                                                                       3

                                                             HIGHLY CONFIDENTIAL

         KEY DRIVERS OF BRYLANE MANAGEMENT FORECAST ARE AGGRESSIVE ...
________________________________________________________________________________

- Year-over-year growth in response rates at key catalogs
  - Brylane's larger divisions are forecast to increase response rates significantly
  - FY99 response rates are forecast to exceed the record FY97 results

- Gross margin improvement given an aggressive pricing policy
  - In most cases, FY99 margins are ahead of those in the prior two years
  - Overall average revenue per order declines by 1.3% in FY99, with West Bridgewater declining by over 2.5%

- Decreases in prospecting expenditures are likely to impact revenues beyond FY99
   - Number of prospecting books mailed at Brylane's larger divisions are forecast to be considerably lower in FY99 than either of the prior two years

- Problems with order fulfillment are expected to take two years to turn around

- An incremental $70MM of capital expenditures is expected to be incurred in FY00 through FY02

                                                                               4
JPMorgan

                                                            HIGHLY CONFIDENTIAL

 ...AS EVIDENCED BY THE VIEWS OF STREET ANALYSTS
-------------------------------------------------------------------------------

                                                              FISCAL YEAR
                                             ------------------------------------------------
MEDIAN EPS ESTIMATES
$ PER SHARE                                    1998                               1999
---------------------------------------------------------------------------------------------
May-98                                         $3.27                               $3.86
Jun-98                                          3.28                                3.86
Jul-98                                          3.28                                3.84
Aug-98                                          3.27                                3.80
Sep-98                                          3.10                                3.61
Oct-98                                          2.07                                2.55
Nov-98                                          1.39                                1.70
Dec-98                                          1.39                                1.70
Jan-99                                          1.39                                1.68

CURRENT                                        $1.39                               $1.67

ACTUAL PRE-RESERVE                             $1.25
ACTUAL POST-RESERVE                            $1.07

MANAGEMENT FORECAST                                                                $2.29
PPR BASE CASE                                                                      $1.49
---------------------------------------------------------------------------------------------

JPMORGAN
Source: IBES estimates

                                                            Highly Confidential
PPR HAS DEVELOPED ITS VIEW OF BRYLANE'S BUSINESS
-------------------------------------------------------------------------------

                                                                                          Projected Fiscal Year
                                                            -------------------------------------------------------------
$ millions                                                  1999          2000          2001          2002         2003     CAGR
-----------------------------------------------------------------------------------------------------------------------------------
PPR BASE CASE
Revenues                                                   $1,362        $1,409        $1,452       $1,495        $1,540     3.1%
     % growth                                                2.5%          3.5%          3.0%         3.0%          3.0%

Gross profit                                                 $657          $679          $696         $714          $736     2.9%
     % margin                                               48.2%         48.2%         48.0%        47.8%         47.8%

EBITDA                                                        $94         $104           $110         $114          $118     5.8%
     % margin                                                6.9%         7.4%           7.6%         7.7%          7.7%

Operating profit(1)                                           $82          $91            $94          $94           $97     4.4%
     % margin                                                6.0%         6.4%           6.5%         6.3%          6.3%

Capex                                                         $20          $30            $50          $50           $20
     $ revenue                                               1.5%         2.1%           3.4%         3.3%          1.3%

BRYLANE MANAGEMENT CASE
Revenues                                                   $1,389       $1,479         $1,590       $1,670        $1,753     6.0%
     % growth                                                4.6%         6.5%           7.5%         5.0%          5.0%

Gross profit                                                 $678         $718           $769         $804          $845     5.7%
     % margin                                               48.8%        48.5%          48.3%        48.2%         48.2%

EBITDA                                                       $113         $122           $133         $140          $147     6.7%
     % margin                                                8.2%         8.3%           8.4%         8.4%          8.4%

Operating profit(1)                                          $101         $109           $117         $120          $126     5.7%
     % margin                                                7.3%         7.4%           7.3%         7.2%          7.2%

Capex                                                         $20          $30            $50          $50           $20
     % revenue                                               1.4%         2.0%           3.1%         3.0%          1.1%
-----------------------------------------------------------------------------------------------------------------------------------

(1) Before amortization expense (EBITA)
                                                                           6
JPMorgan

                                                           Highly Confidential

LONGER-TERM CHALLENGES CREATE ADDITIONAL UNCERTAINTY
IN BRYLANE'S BUSINESS PROSPECTS...
-------------------------------------------------------------------------------

- Expiration of key trademarks in October of '07 will necessitate higher advertising expenditures in order to maintain response rates

- Increasing competition in Brylane's core markets

- CEO succession planning


JPMORGAN

                                                             HIGHLY CONFIDENTIAL

  ... RESULTING IN THE EVALUATION OF DOWNSIDE AND UPSIDE FORECASTS FOR BRYLANE


________________________________________________________________________________

$ MILLIONS                              PROJECTED FISCAL YEAR
                       _________________________________________________________
                        1999      2000      2001       2002      2003       CAGR
________________________________________________________________________________


DOWNSIDE CASE
Revenues               $1,328    $1,348    $1,375     $1,403    $1,431      1.9%
  % growth                0.0%      1.5%      2.0%       2.0%      2.0%

Gross profit             $638      $646      $656       $666      $680      1.6%
  % margin               48.0%     47.9%     47.7%      47.5%     47.5%

EBITDA                    $85       $87       $95        $98      $100      4.0%
  % margin                6.4%      6.4%      6.9%       7.0%      7.0%

Operating profit          $73       $73       $79        $77       $79      1.9%
  % margin                5.5%      5.4%      5.7%       5.5%      5.5%

Capex                     $20       $30       $50        $50       $20
  % margin                1.5%      2.2%      3.6%       3.6%      1.4%

OPTIMISTIC CASE
Revenues               $1,388    $1,465    $1,523     $1,584    $1,647      4.4%
  % growth                4.5%      5.5%      4.0%       4.0%      4.0%

Gross profit             $678      $711      $736       $763      $794      4.0%
  % margin               48.8%     48.5%     48.3%      48.2%     48.2%

EBITDA                   $103      $111      $119       $124      $129      6.0%
  % margin                7.4%      7.6%      7.8%       7.9%      7.8%

Operating profit          $90       $98      $103       $104      $108      4.7%
  % margin                6.5%      6.7%      6.7%       6.6%      6.6%

Capex                     $20       $30       $50        $50       $20
  % revenue               1.4%      2.0%      3.3%       3.2%      1.2%
________________________________________________________________________________

(1)  Before amortization expense (EBITA)

JPMorgan
                                                                               8

                                                             Highly Confidential

DISCUSSION OUTLINE

--------------------------------------------------------------------------------

- PPR has refined its analysis following discussions with Brylane management

- VALUATION IMPLICATIONS


JPMORGAN

                                                             Highly Confidential

VALUATION IMPLICATIONS
-------------------------------------------------------------------------------

$ PER SHARE

                                               IMPLIED MULTIPLES:
                                        ---------------------------------
DCF ANALYSIS             VALUE(1)       FV/1999E EBITDA     FV/1999E EBIT
-------------------------------------------------------------------------
  Base                   $16.36              7.0x                9.3x
  Downside               $10.26              6.4x                8.9x
  Optimistic             $21.87              7.3x                9.5x
-------------------------------------------------------------------------

                          MEDIAN COMPARABLE MULTIPLES(2):                 IMPLIED VALUE:
COMPARABLE TRADING       ---------------------------------       ---------------------------------
MULTIPLES ANALYSIS       FV/1999E EBITDA     FV/1999E EBIT       FV/1999E EBITDA     FV/1999E EBIT
--------------------------------------------------------------------------------------------------
  Base                        6.3x                9.0x                $12.88              $15.07
  Downside                    6.3x                9.0x                 $9.74              $10.60
  Optimistic                  6.3x                9.0x                $16.00              $19.48
--------------------------------------------------------------------------------------------------

(1) Assumes WACC of 10.0% and terminal period sales growth of 1.5%
(2) Based on median multiples for the peer group consisting of Lillian Vernon, Talbots, Coldwater Creek, and DM Management
Note: Equity values derived from firm value metrics assuming net debt of $372 million and fully diluted shares of 17.3 million

JPMorgan
                                                                              10

                                                             HIGHLY CONFIDENTIAL
DCF SENSITIVITY ANALYSIS
--------------------------------------------------------------------------------
$ PER SHARE

BASE CASE
Sales growth        1.00%          1.50%          2.00%
--------------------------------------------------------
   WACC
   10.0%            $15.18         $16.36         $17.68
   10.5%            $13.10         $14.11         $15.24
   11.0%            $11.23         $12.10         $13.07
--------------------------------------------------------

DOWNSIDE CASE                                                 OPTIMISTIC CASE
Sales growth        1.00%          1.50%          2.00%       Sales growth        1.00%          1.50%          2.00%
-------------------------------------------------------       -------------------------------------------------------
   WACC                                                          WACC
   10.0%            $9.32          $10.26        $11.32          10.0%            $20.44         $21.87        $23.48
   10.5%            $7.54          $ 8.35        $ 9.25          10.5%            $18.04         $19.28        $20.66
   11.0%            $5.95          $ 6.64        $ 7.41          11.0%            $15.89         $16.96        $18.15
-------------------------------------------------------       -------------------------------------------------------

Note: Equity values derived from firm value metrics assuming net debt of $372 million and fully diluted shares of 17.3 million

JP MORGAN

                                                             Highly Confidential


Comparable company trading multiples analysis

-------------------------------------------------------------------------------------
                    FV/99E         FV/99E         EV/99E         Long-term   Net debt
                    EBITDA          EBIT        net income       growth firm value(1)
-------------------------------------------------------------------------------------
Coldwater Creek     4.8x           6.1x           9.4x           22.5%      10.8%
DM Management       9.0           10.8           15.6            25.0        8.5
Lillian Vernon      5.4            7.2           10.8            20.0        0.8
The Talbots         7.3           11.3           17.9            15.0       12.1

Median              6.3x           9.0x          13.2x           21.3%      10.8%

Brylane financials ($MM)
     Base         $94.0          $70.5          $25.7
     Downside      85.3           61.8           20.0            14%-18%    48.7%
     Optimistic   102.5           79.0           31.5

Implied value for Brylane shares(1)
     Base         $12.88         $15.07         $19.53
     Downside      $9.74         $10.60         $15.14
     Optimistic   $16.00         $19.48         $23.89
--------------------------------------------------------------------------------

- Differential in leverage/financial risk at Brylane relative to peer group results in lack of comparability in applying P/E multiples to Brylane earnings

(1)  Based on median multiple of selected peer group
Note: As of 2/17/99. Equity values derived from firm value metrics assuming net debt of $372 million and fully diluted shares of 17.3 million

JPMORGAN

                                                             Highly Confidential

SELECTED COMPARABLE PUBLICLY TRADED COMPANIES

-----------------------------------------------------------------------------------------------------------------
                                                                 MARKET       FIRM      LTM      EBITDA      EBIT
COMPANY              DESCRIPTION                                 CAP          VALUE     SALES    MARGIN    MARGIN
-----------------------------------------------------------------------------------------------------------------


Coldwater Creek      Specialty direct-mail retailer of            $120         $134    $318      7.4%         5.9%
                     apparel, gifts, jewelry and home
                     furnishings; select number of company
                     retail stores

DM Management        Specialty direct marketer of high guality     157          172     219      7.1%          6.1%
                     women's apparel, accessories, shoes, and
                     gifts; markets its products through the
                     J. Jill and Nicole Summers catalogs

Lillian Vernon       Direct-mail specialty catalog marketer of     130          131     266      5.4%          3.5%
                     household, gift, gardening, kitchen,
                     Christmas and children's products

The Talbots          Leading specialty retailer and cataloger of   789          897   1,119      6.9%          3.4%
                     women's and children's classic apparel,
                     shoes, and accessories; operates in over
                     600 stores in the U.S., Canada and U.K.


--------------------------------------------------------------------------------------------------------------------------


JPMORGAN